EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-58119, 333-48693, 333-74497, 333-78987 and
333-90444) and Form S-3 (No. 333-66764) of CONMED Corporation of our report dated February 27, 2004 relating to the financial statements and financial statement schedule, which appears on page F-1 in this Form 10-K.

PricewaterhouseCoopers LLP

Syracuse, New York
March 12, 2004